UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________________________________________________
FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2021
CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	OFC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2021, Corporate Office Properties Trust (the “Registrant”) and its subsidiary, Corporate Office Properties, L.P. (the “Operating Partnership”), entered into a Letter Agreement (the “2021 Letter Agreement”) with Stephen E. Budorick, the Registrant’s President and Chief Executive Officer, regarding Mr. Budorick’s participation in the Registrant’s and the Operating Partnership’s Executive Change in Control and Severance Plan (the “Plan”). The 2021 Letter Agreement supersedes a previous Letter Agreement between the Registrant, the Operating Partnership and Mr. Budorick, dated May 12, 2016, pertaining to his participation in the Plan. The 2021 Letter Agreement establishes a five-year participation period for Mr. Budorick under the Plan, after which he will cease to participate in the Plan unless otherwise agreed to by the Registrant, the Operating Partnership and Mr. Budorick.

Under the Plan, each executive selected to participate is entitled to receive the following payments and benefits in the event the executive is terminated prior to the end of any defined participation period for any reason other than death, disability or for “cause,” as defined in the Plan, or is “Constructively Discharged,” as defined in the Plan: (1) a severance payment equal to a specified severance multiple, described below, multiplied by the sum of the executive’s annual base salary plus the average of the executive’s annual cash performance bonuses for the last three years; (2) a pro-rated annual cash performance bonus for the year of termination through the date of termination based on the amount of the executive’s target annual cash performance bonus for that year; (3) full vesting of equity awards subject to a time-based vesting schedule (with vesting of equity awards subject to performance-based vesting conditions to remain governed by the terms of the applicable award agreement); (4) the right to exercise existing stock options for up to 18 months following termination; and (5) continuing coverage under the Operating Partnership’s group medical, dental and vision plans for up to 24 months following termination unless such benefits are available to the executive through another group plan. If any payments and benefits to be paid or provided to an executive, whether pursuant to the Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

An executive’s receipt of payments and benefits under the Plan will be conditioned upon the executive’s execution of a general release of claims in favor of the Registrant and the Operating Partnership. In addition, in order to participate in the Plan, an executive must agree to comply with non-competition and non-solicitation covenants while the executive is employed and for 12 months thereafter and confidentiality and non-disparagement covenants. The Registrant and the Operating Partnership may amend or terminate the Plan at any time, provided that executive’s rights to payments and benefits upon a termination in connection with or within 12 months after a “Change in Control,” as defined in the Plan, may not be adversely affected by an amendment or termination occurring within 12 months before or after the Change in Control.

Mr. Budorick’s severance multiple under the Plan will be 2.00 or, in the event of a termination within six months prior to and 12 months after a Change in Control, the multiple will be 2.99.

Item 9.01.             Financial Statements and Exhibits

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

/s/ Gregory J. Thor
Gregory J. Thor
Senior Vice President, Controller and Chief Accounting Officer

Dated:	June 25, 2021